MALT  LIMITED
                                   P.O.  Box  59
                             Rarotonga,  Cook  Islands


                                December  28,  2000



United  Trading.Com
c/o  Myers  Porter,  LLP
380Technology  Blvd.,  Suite  250
Irvine,  CA  92618

Attn:  Mr.  Norman  Wright.

Re: United Trading.Com Sport Book Software license agreement dated September 20, 2000

Dear  Mr.  Wright:

Regarding the referenced Agreement entered into on September 20, 2000, between Malt Limited .A. and United Trading.Com (formerly United Casino Corp.), Malt Limited is by this letter notifying United Trading.Com that, due to Malt's current inability to provide and bring onto the Internet, the Internet site which was previously planned to be used to make the sports book software provided by the subject agreement available to players over the Internet, it is canceling the subject agreement effective immediately. It is hoped by Malt that when the required Internet site is finally available that a new contract can be negotiated.

Yours  truly,

Malt  Limited



By:       s/Directserv  Limited
          ------------------------


Name:  ___________________________

Title:       Director
       ---------------------------




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